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                                                                 EXHIBIT 23.01



INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of Outback Steakhouse, Inc.
Tampa, Florida

We consent to the incorporation by reference in this Annual Report of Outback Steakhouse, Inc., (the "Company") on Form 10-K for the year ended December 31, 1997 of our report dated February 20, 1998 on the Company's consolidated financial statements included in Exhibit 13.02 attached to this Form 10-K.




/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Tampa, Florida

March 30, 1998